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                                                                    Exhibit 5(b)

                                PIPER & MARBURY
                                     L.L.P.
                          1200 NINETEENTH STREET, N.W.
                          Washington, D.C. 20036-2430
                                  202-861-3900
                                FAX: 202-223-2085
                                                                    BALTIMORE
                                                                     NEW YORK
                                                                  PHILADELPHIA
                                                                     EASTON


                          April 7, 1997

Constellation Energy Corporation
c/o David A. Brune
Baltimore Gas and Electric Company
39 West Lexington Street
Baltimore, Maryland  2l201

             Re:  Registration Statement on Form S-3

Dear Sirs:

     We have acted as counsel to Constellation Energy Corporation, (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") for the proposed issuance of up to $300,000,000 principal amount of Medium Term Notes, Series F (the "Notes"). The Notes are being registered on Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission").

     We have reviewed the Company's Amended and Restated Articles of Incorporation (the "Charter"), and its by-laws (the "By-Laws"), which we have been advised will be effective as of the effective time of the merger among Baltimore Gas and Electric Company, Potomac Electric Power Company and the Company. We have reviewed (i) the Registration Statement, (ii) the Indenture dated as of April 4, 1997, from the Company to The Bank of New York under which the Notes will be issued and (iii) the Agency Agreement (including the standard purchase provisions) filed as an exhibit to the Registration Statement (the "Purchase Agreement") and have examined and relied upon such corporate records of the Company and other documents and certificates as to factual matters as we have deemed necessary or appropriate for the purpose of rendering the opinion expressed herein. We have assumed, without independent verification, the genuineness of the signatures on and the authenticity of all documents furnished to us by the Company.


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Constellation Energy Corporation
April 7, 1997
Page 2


     Based upon the foregoing, we are of the opinion and advise you that the Notes, when issued and delivered pursuant to the Purchase Agreement, will constitute legally issued and binding obligations of the Company.

     The opinion expressed herein concerns only the effect of the law (excluding the principles of conflicts of law) of the Commonwealth of Virginia and the United States of America.

     This opinion is provided solely for your benefit and may not be relied upon by, or quoted to, any other person or entity, in whole or in part, without our prior written consent except that Donna M. Levy may rely upon this opinion in rendering her opinion to you dated today regarding the Notes.

     We  hereby  consent to the filing of this opinion  with  the
Securities and Exchange Commission as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus and any amendments thereto.

                                   Very truly yours,

                                   /s/ Piper & Marbury L.L.P.